Exhibit 10.9

HOULIHAN LOKEY, INC.

AMENDED AND RESTATED

2006 INCENTIVE COMPENSATION PLAN

HOULIHAN LOKEY, INC.

SECOND AMENDED AND RESTATED

2006 INCENTIVE COMPENSATION PLAN

i

4.1	Cash Bonus Awards	4
4.2	Form of Payment	4

ARTICLE 5. RESTRICTED STOCK AWARDS		4

5.1	Number of Shares	4
5.2	Stock Distributed	5
5.3	Limitation on Number of Shares Subject to Awards	5
5.4	[Reserved]	5
5.5	Other Incentive Shares	5
5.6	Grant of Restricted Stock	5
5.7	Purchase Price	5
5.8	Issuance and Restrictions	5
5.9	Forfeiture	6
5.10	Conditions to Issuance of Stock	6
5.11	Uncertificated Shares	7
5.12	Investment Intent	7
5.13	Rights as Stockholders	7
5.14	Section 83(b) Election	7
5.15	Award Agreement	7

ARTICLE 6. PROVISIONS APPLICABLE TO AWARDS		8

6.1	Stand-Alone and Tandem Awards	8
6.2	Limits on Transfer	8
6.3	Arbitration	8

ARTICLE 7. CHANGES IN CAPITAL STRUCTURE		9

7.1	Adjustments	9
7.2	No Other Rights	10

ARTICLE 8. ADMINISTRATION		11

8.1	Committee	11
8.2	Action by the Committee	11
8.3	Authority of Committee	11
8.4	Decisions Binding	12

ARTICLE 9. EFFECTIVE AND EXPIRATION DATE		12

9.1	Effective Date	12
9.2	Expiration Date	12

ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION		12

10.1	Amendment, Modification, and Termination	12

ii

10.2	Awards Previously Granted	12
10.3	Code Section 409A	12

ARTICLE 11. GENERAL PROVISIONS		13

11.1	No Rights to Awards	13
11.2	No Stockholders Rights	13
11.3	Withholding	13
11.4	No Right to Employment or Services	13
11.5	Unfunded Status of Awards	13
11.6	Relationship to other Benefits	14
11.7	Expenses	14
11.8	Titles and Headings	14
11.9	Government and Other Regulations	14
11.10	Governing Law	14

iii

HOULIHAN LOKEY, INC.
AMENDED AND RESTATED
2006 INCENTIVE COMPENSATION PLAN

The purpose of the Houlihan Lokey, Inc. Amended and Restated 2006 Incentive Compensation Plan (the “Plan”) is to promote the success and enhance the value of Houlihan Lokey, Inc. (the “Company”) by providing Eligible Individuals with a long-term performance incentive in order to generate superior returns for the Company’s stockholders and to further motivate and retain such individuals.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key service providers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

RECITALS

WHEREAS, Fram Holdings, Inc. (“Fram”) previously adopted the Fram Holdings, Inc. Second Amended and Restated 2006 Incentive Compensation Plan, as amended  (the “Original Plan”);

WHEREAS, in connection with the initial public offering of the shares of common stock of the Company (the “IPO”), Fram, ORIX (as defined herein) and the Company shall effect a corporate reorganization (the “Corporate Reorganization”), pursuant to which each holder of the Capital Stock of Fram (“Fram Stock”) shall receive Capital Stock of the Company having equivalent aggregate value to the Fram Stock previously held by such holder;

WHEREAS, in connection with the Corporate Reorganization, the Company assumed the Original Plan and, in connection therewith, the Company desires to amend and restate the Original Plan to effect the amendments described herein; and

WHEREAS, in connection with the initial public offering of the Company’s Class A common stock, the Company is adopting the Company 2016 Incentive Plan (the “2016 Plan”) and, upon the effectiveness of the 2016 Plan, no additional Awards shall be granted hereunder.

NOW, THEREFORE, in consideration of the foregoing, the Original Plan is amended and restated, effective as of the date on which the Corporate Reorganization occurs, as set forth herein:

ARTICLE 1.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

1.1                            “Affiliate” means, with respect to a specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

1.2                            “Award” means a Restricted Stock award or a Cash Bonus Award granted to a Participant pursuant to the Plan.

1.3                            “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including any amendments, notices or addenda thereto (whether or not unilateral), in each case through electronic medium.

1.4                            “Board” means the Board of Directors of the Company.

1.5                            “Capital Stock” means:  (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

1.6                            “Cash Bonus Award” has the meaning set forth in Section 4.1.

1.7                            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.8                            “Committee” means the Compensation Committee of the Board.

1.9                            “Company Subsidiary” means any Subsidiary of the Company.

1.10                    “Company Service Provider” means any director, officer, employee, leased employee, independent contractor or consultant of the Company or any of the Company Subsidiaries.

1.11                    “Eligible Individual” means any person who is eligible to receive a Restricted Stock award or a Cash Bonus Award, as set forth in Section 2.1.

1.12                    “Encumbrance” means a security interest, lien, charge, claim, community or other marital property interest, pledge, alienation, mortgage, option, hypothecation, encumbrance or similar collateral assignment by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or any other restriction on use, voting (including any proxy), transfer (including any right of first refusal or similar right), receipt of income or exercise of any other attribute of ownership.

1.13                    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, any Company Subsidiary, or ORIX LP.

1.14                    “Fair Market Value” means the value that a willing buyer would pay a willing seller, based on all of the relevant facts and circumstances, including factors such as discounts for non-marketability, minority interests, liquidation preferences, preferred distributions, restrictions on transferability and any additional discounts that are applicable due to the rights, powers and other traits or characteristics of the Stock.

1.15                    “Lock-Up Agreement” means a lock-up agreement containing restrictions on transfer, entered into by and between the Company and the Participant.

1.16                    “ORIX” means ORIX USA Corporation, a Delaware corporation.

1.17                    “ORIX LP” means ORIX USA, LP, a Delaware limited partnership.

1.18                    “Participant” means any Eligible Individual who has been granted an Award pursuant to the Plan.

1.19                    “Person” means and includes an individual, a general or limited partnership, a limited liability company, a joint venture, a corporation (including, without limitation, any nonprofit corporation), an estate, a trust, an unincorporated organization, an association, a government or any department or agency thereof or any entity similar to any of the foregoing.

1.20                    “Restricted Stock” means Stock awarded to a Participant pursuant to Article 5 that is subject to certain restrictions and may be subject to risk of forfeiture.

1.21                    “Securities Act” means the Securities Act of 1933, as amended from time to time.

1.22                    “Stock” means the Class B common stock, or any other class of shares of Company common stock to be issued for incentive purposes as determined by the Board from time to time and such other securities of the Company that may be substituted for Stock pursuant to Article 7.

1.23                    “Subsidiary” means, with respect to any specified Person:  (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); or (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

1.24                    “Transfer” means a sale, transfer, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any Encumbrance or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings).

1.25                    “Voting Trust Agreement” means that certain Voting Trust Agreement dated as of [_______], 2015 by and among the Company and certain undersigned holders of shares of Class B common stock of the Company, Scott Beiser, Irwin Gold and Robert Holtz, as amended from time to time.

ARTICLE 2.

ELIGIBILITY AND PARTICIPATION

2.1                            Eligibility.

(a)                               Restricted Stock awards may be granted to Employees of the Company,  any Company Subsidiaries or ORIX LP (but only if the Employee of ORIX LP provides services primarily to the Company or one of its Subsidiaries), who are officers of any such entity.

(b)                              Cash Bonus Awards may be granted to Company Service Providers or other officers, directors, employees, leased employees or consultants of the Company or any of its Subsidiaries.

2.2                            Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.  No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 3.

[INTENTIONALLY OMITTED]

ARTICLE 4.

CASH AWARDS

4.1                            Cash Bonus Awards.  Any Eligible Individual selected by the Committee may be granted one or more cash bonuses (each, a “Cash Bonus Award”) payable on a specified date or dates determined by the Committee.

4.2                            Form of Payment.  Payments with respect to any Cash Bonus Awards granted under this Article 4 shall be made in cash.

ARTICLE 5.

RESTRICTED STOCK AWARDS

5.1                            Number of Shares.

(a)                               Subject to Article 7, the maximum aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is the sum of (i)

25,892,500 shares and (ii) a number of shares equal to the quotient obtained by dividing $43,244,000 by the per share price of the Company’s Class A common stock in the IPO.  Notwithstanding the foregoing or anything else herein to the contrary, upon the effectiveness of the 2016 Plan, no additional Awards shall be granted under this Plan.

(b)                              The shares of Stock reserved for issuance or transfer pursuant to the Plan shall only be available for grant on one occasion and shall not return to the Plan and become available for subsequent grants (whether or not such shares of Stock are forfeited by the Participant or repurchased by the Company).

5.2                            Stock Distributed.  Any Stock distributed pursuant to a Restricted Stock award may consist, in whole or in part, of authorized and unissued Stock or treasury Stock.  Any Stock so distributed shall be duly and validly issued, fully paid and nonassessable.

5.3                            Limitation on Number of Shares Subject to Awards.  Except as provided otherwise by the Committee, the maximum aggregate number of shares of Stock subject to all Awards granted to all Persons in any fiscal year shall not exceed 150,000, subject to adjustment pursuant to Article 7.

5.4                            [Reserved].

5.5                            Other Incentive Shares.  The Board may authorize and issue shares of Stock with rights, powers and privileges completely different from the shares of Stock, and in the Committee’s sole discretion, the Stock subject to any Award may be shares of such new class of Stock.  The Board will not be required to adopt or apply to the new series or class of shares of Stock any of the terms, conditions, rights or privileges applicable to the shares of Stock.

5.6                            Grant of Restricted Stock.  The Committee is authorized to make awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as the Committee may determine to be appropriate, consistent with the terms of the Plan.

5.7                            Purchase Price.  The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable state law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock.

5.8                            Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to receive dividends on the Restricted Stock).  The Board may delegate all or any of the authority to provide for such restrictions to the Committee in its sole discretion other than with respect to the restrictions of the type included in the Voting Trust Agreement or an applicable Lock-Up Agreement or Award Agreement, which restrictions shall remain within the Board’s authority and cannot be delegated to any committee.  These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Board or the Committee, as applicable, determines at the time of the grant of the Award or thereafter.

5.9                            Forfeiture.  Upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to forfeiture restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) at the time of grant or at any time thereafter, waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

5.10                    Conditions to Issuance of Stock.  The Company shall not be required to issue any shares of Stock issuable pursuant to an Award prior to fulfillment of all of the following conditions:

(a)                               The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its discretion, deem necessary or advisable, or the receipt of such further representations as to the Participant’s investment intent (including, without limitation, any investment representation letter required pursuant to Section 5.11) or completion of other actions necessary to perfect exemptions from such registration or qualification requirements as the Committee may, in its discretion, deem necessary or advisable;

(b)                              The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its discretion, determine to be necessary or advisable;

(c)                               The Participant’s execution of such documentation (if any) as the Committee may deem necessary or advisable to evidence the Participant’s agreement to be bound by the terms of an applicable Lock-Up Agreement or the Voting Trust Agreement (or, in each case, a similar agreement approved by the Board specifically for holders of the Stock) and other agreements containing the provisions that the Board determines are necessary or advisable as a condition to grants, awards or issuances of such Stock;

(d)                             The lapse of such reasonable period of time (as may be established by the Committee from time to time for reasons of administrative convenience) following execution of an Award Agreement and such other documentation as the Committee may require consistent with the terms of the Plan (including, without limitation, any investment representation letter required pursuant to Section 5.12);

(e)                               The receipt by the Company of full payment for such shares (which may be in the form of past services or other lawful consideration), including payment of any applicable withholding tax; and

(f)                                The admission of such shares to listing on all stock exchanges on which such class of stock is then listed (if any).

5.11     Uncertificated Shares.  The shares of Stock shall not be represented by stock certificates.  No Participant will have any right to request from the Company a certificate representing the number of his or her shares of Stock registered in certificate form.  The Company shall have the right to update its books and records at any time and from time to time to reflect any change in the number of shares of Stock held by any Participant.

5.12     Investment Intent.  In addition to such other documentation as the Committee may require consistent with the terms of the Plan, the Committee may require a Participant to give written assurances satisfactory to the Committee as to (i) the Participant’s knowledge and experience in financial and business matters, (ii) the Participant’s capability of evaluating, alone or together with a professional advisor employed by the Participant, the merits and risks of acquiring such Stock, and (iii) the Participant’s investment intent (i.e., that the Participant is acquiring the Stock for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock).  The Committee may in its sole discretion waive the requirements of this Section 5.12 if, as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The provisions of this Section 5.12 shall be inapplicable if the shares to be issued have been registered under a then currently effective registration statement under the Securities Act.

5.13     Rights as Stockholders.  Subject to Sections 5.8 and 5.9, upon issuance of the shares of Restricted Stock to the Participant, the Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions, if any, in his or her Award Agreement or, as applicable, the Voting Trust Agreement, a Lock-Up Agreement or as may be determined by the Board or the Committee in its sole discretion, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Stock shall be subject to the restrictions imposed pursuant to Sections 5.8 and 5.9.

5.14     Section 83(b) Election.  If a Participant makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

5.15     Award Agreement.  Restricted Stock awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each such Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

ARTICLE 6.

PROVISIONS APPLICABLE TO AWARDS

6.1       Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

6.2       Limits on Transfer.  To the fullest extent permitted by law, no Participant may Transfer or create an Encumbrance with respect to any Award (or beneficial interest therein) or any shares of Stock underlying any Award (or beneficial interest therein), except as may be permitted by the terms of the Voting Trust Agreement, an applicable Lock-Up Agreement or Award Agreement, or as may be determined by the Board or the Committee in its sole discretion.

6.3       Arbitration.  Any and all claims, grievances, demands, controversies, causes of action or disputes of any nature whatsoever (collectively, “Claims”), arising out of, in connection with, or in relation to any Award or the arbitrability of any Claims with respect to an Award under the Plan, will be resolved by final and binding arbitration administered by the Los Angeles, California offices of JAMS/Endispute in accordance with the then-existing JAMS/Endispute Arbitration Rules applicable to employment agreements.  The Participant and the Company will select a mutually acceptable neutral arbitrator from the panel of arbitrators serving with any of JAMS/Endispute’s offices, but in the event the parties cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator from such panel (the arbitrator so selected or appointed, the “Arbitrator”).  The Arbitrator may provide all appropriate remedies (at law and equity) or judgments that could be awarded by a court of law in Delaware, and that, upon good cause shown, the Arbitrator will afford the parties adequate discovery, including deposition discovery.  Except as provided herein, the Federal Arbitration Act will govern the interpretation, enforcement and all actions pursuant to this Section 6.3.  The Arbitrator will be bound by and will strictly enforce the terms of this Section 6.3 and may not limit, expand or otherwise modify its terms.  The Arbitrator will make a good faith effort to apply the substantive law (and the law of remedies, if applicable) of the state of Delaware, or federal law, or both, as applicable, without reference to its conflicts of laws provisions.  The Arbitrator is without jurisdiction to apply any different substantive law.  The Arbitrator will be bound to honor claims of privilege or work-product doctrine recognized at law, but the Arbitrator will have the discretion to determine whether any such claim of privilege or work product doctrine applies.  The Arbitrator will render an award and a written, reasoned opinion in support thereof.  The Arbitrator will have power and authority to award any appropriate remedy (in law or equity) or judgment that could be awarded by a court of law in Delaware, which may include reasonable attorneys’ fees to the prevailing party.  The award rendered by arbitration will be final and binding upon the parties to arbitration, and judgment upon the award may be entered in any court having jurisdiction thereof.  Neither a party nor the Arbitrator will disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties.  Adherence to this dispute resolution process will not limit the parties’ right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests.  Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Claims arising out of or relating to Awards and the Plan.  Subject to the Arbitrator’s award, the Company will pay fees and expenses with respect to this dispute resolution process and any action related thereto.

ARTICLE 7.

CHANGES IN CAPITAL STRUCTURE

7.1       Adjustments.

(a)        In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, reorganization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee will make such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 5.1 and 5.3); and (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto).

(b)        In the event of any transaction or event described in Section 7.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)         To provide for the replacement of such Award with other rights or property selected by the Committee, provided that such other rights or property shall have a value (as determined by the Committee in its sole discretion) as of the date of replacement that is substantially equivalent to the value of the Award replaced (as determined by the Committee in its sole discretion and without regard to any appreciation in value of the Award that may occur after the replacement date);

(ii)        To provide that such Restricted Stock Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock or other interests of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares or other interests and prices;

(iii)       To provide that the Company’s obligations with respect to any such Cash Bonus Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof;

(iv)       To replace with other interests or to make adjustments in the number and type of shares of outstanding Restricted Stock and/or in the terms and conditions of (including, without limitation, the grant or purchase price), and the criteria included in, outstanding awards and awards which may be granted in the future;

(v)        To provide that any repurchase rights (or forfeiture restrictions) in favor of the Company with respect to the Restricted Stock are assigned to the successor or survivor corporation, or a parent or subsidiary thereof, or otherwise continued in effect;

(vi)       To provide that any repurchase rights (or forfeiture restrictions) applicable to one or more shares of Restricted Stock subject to a Restricted Stock award shall lapse immediately prior to the consummation of such event, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

(vii)      To provide that such Award shall be payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

(viii)     To provide that the Award cannot vest or become payable after such event; and

(ix)       To make such other adjustments to the shares of Stock and related agreements as the Committee deems appropriate.

(c)        Notwithstanding anything to the contrary in Section 7.1(a) or (b), in no event shall the Committee make any adjustment to a Cash Bonus Award pursuant to Section 7.1(a) or (b)(i), (ii), (iv), (v), (vi), (viii) or (ix), unless the amount or timing of any payment to be made pursuant to such Cash Bonus Awards is to be determined based in whole or in part upon the achievement of one or more performance targets or other criteria (other than the mere performance of services over a specified period of time).

7.2       No Other Rights.  Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall give the Participant any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or an Award Agreement, or pursuant to any action of the Committee under the Plan, neither the Plan nor any Award Agreement, nor any action of the Committee under the Plan, shall give the Participant any rights by reason of an issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, and no adjustment by reason thereof shall be made with respect to the number of shares of Stock subject to an Award or the grant or purchase price of any Award.

ARTICLE 8.

ADMINISTRATION

8.1       Committee.  The Plan shall be administered by the Committee.  Appointment of Committee members shall be effective upon acceptance of appointment.  In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

8.2       Action by the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Company Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

8.3       Authority of Committee.  The Committee has the exclusive power, authority and discretion to:

(a)        Designate Eligible Individuals to receive Awards;

(b)        Determine the type or types of Awards to be granted to each Participant;

(c)        Determine the class of shares of Stock to be granted to each Participant;

(d)       Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(e)        Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its discretion determines;

(f)        Determine whether, to what extent, and pursuant to what circumstances the purchase price for shares of Stock subject to an Award may be paid in cash, Stock, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)        Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)        Decide all other matters that must be determined in connection with an Award;

(i)         Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)         Interpret the terms of, and any matter arising pursuant to, the Plan or any Award; and

(k)        Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

8.4       Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

ARTICLE 9.

EFFECTIVE AND EXPIRATION DATE

9.1       Effective Date.  The Plan (as amended and restated) is effective as of the effectiveness of the Corporate Reorganization.

9.2       Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the Expiration Date.  The “Expiration Date” means the date on which the Company’s registration statement relating to its initial public offering becomes effective.

ARTICLE 10.

AMENDMENT, MODIFICATION, AND TERMINATION

10.1     Amendment, Modification, and Termination.  The Committee or the Board may amend, modify or terminate the Plan at any time and from time to time by the affirmative vote of a majority of the members present at any meeting at which a quorum is present or by the unanimous written approval of the members of the Committee or the Board in lieu of a meeting; provided, however, that, except as may otherwise be required to comply with any applicable law (including, without limitation, any applicable labor law, tax law or securities law); and provided further that, with respect to a meeting of the Committee, the members of the Committee have been provided with forty-eight hours’ notice of any such meeting, and to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

10.2     Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

10.3     Code Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

ARTICLE 11.

GENERAL PROVISIONS

11.1     No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

11.2     No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record or beneficial owner of such shares of Stock.

11.3     Withholding.  The Company or any Company Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including, without limitation, the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan.  The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were vested by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting or payment of the Award shall be limited to the number of shares which have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

11.4     No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Company Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Company Subsidiary.

11.5     Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Company Subsidiary.

11.6     Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Company Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.7     Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

11.8     Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.9     Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required.  The Company shall be under no obligation to register pursuant to the Securities Act any of the shares of Stock awarded pursuant to the Plan.  If the shares awarded pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, then the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.10   Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

* * * * *

I hereby certify that the foregoing Houlihan Lokey, Inc. Amended and Restated 2006 Incentive Compensation Plan was duly adopted by the Board of Directors on [_____], 2015.

Executed on this [___] day of [______] 2015.

[________]
Corporate Secretary